Board of Directors
US Geothermal
Boise, ID

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit report dated June 9, 2008, on the financial statements of U.S. Geothermal Inc. as of March 31, 2008, for incorporation by reference in the Form S-8 dated March 13, 2007.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

June 16, 2008